UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2011

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota		55441
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 24, 2011, The Mosaic Company (the “Company”) closed its sale of $450,000,000 aggregate principal amount of its 3.750% Senior Notes due 2021 (the “2021 Notes”) and $300,000,000 aggregate principal amount of its 4.875% Senior Notes due 2041 (the “2041 Notes” and together with the 2021 Notes, the “Notes”) pursuant to an Underwriting Agreement dated October 17, 2011, among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule A thereto (the “Underwriting Agreement”). The Notes were issued pursuant to an Indenture dated as of October 24, 2011 between the Company and U.S. Bank National Association, as trustee (the “Indenture”).

The Company expects to receive net proceeds from this offering of approximately $735.1 million, after deducting the underwriting discount and commissions and its estimated offering expenses. The Company intends to use approximately $505.0 million of the net proceeds from this offering to redeem the 7-5/8% senior notes due 2016 of its subsidiary, MOS Holdings Inc., which are redeemable beginning December 2011 and the remainder for general corporate purposes.

The Notes sold pursuant to the Underwriting Agreement were registered under the Company’s Registration Statement on Form S-3 filed on October 12, 2011 (File No. 333-177251) (the “Registration Statement”).

The foregoing descriptions of the Underwriting Agreement, the Indenture, the 2021 Notes and the 2041 Notes are qualified in their entirety by reference to Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, attached to this Current Report on Form 8-K and are incorporated by reference into the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Reference is made to the Exhibit Index hereto with respect to the exhibits filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: October 24, 2011	By:	/s/ Richard L. Mack
Richard L. Mack
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated October 17, 2011, among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule A thereto.

4.1	Indenture dated as of October 24, 2011 between the Company and U.S. Bank National Association, as trustee.

4.2	Form of 3.750% Global Senior Notes due 2021.

4.3	Form of 4.875% Global Senior Notes due 2041.

5.1	Opinion of Richard L. Mack, Esq.

12.1	Computation of Pro Forma Ratio of Earnings to Fixed Charges.

23.1	Consent of Richard L. Mack, Esq. (included in Exhibit 5.1)